Exhibit 99.1

Two Harbors Investment Corp. Announces

Closing of Acquisition of RoundPoint Mortgage Servicing LLC

New York, October 2, 2023 – Two Harbors Investment Corp. (NYSE: TWO), an Agency + MSR real estate investment trust, today announced that Matrix Financial Services Corporation (“Matrix”), a wholly owned subsidiary of Two Harbors Investment Corp., completed its acquisition of RoundPoint Mortgage Servicing LLC (“RoundPoint”). RoundPoint became a wholly owned subsidiary of Matrix upon the closing of the transaction and has retained its servicing licenses and capabilities.

Anticipated Acquisition Benefits to Two Harbors

•	Estimated incremental pre-tax earnings in 2024 of $25-30 million through additional revenues and cost savings achieved by vertically integrating self-servicing capabilities.

•	Greater control over the company’s MSR portfolio through self-servicing.

•	Long-term opportunities to expand upon and leverage RoundPoint’s existing platform and capabilities to pursue additional business opportunities, including growing RoundPoint’s third party subservicing business.

“This is an exciting and transformative acquisition for our company,” said Bill Greenberg, Two Harbors’ President and Chief Executive Officer. “RoundPoint’s highly experienced team and best-in-class operational platform is an excellent fit with Two Harbors. We believe this acquisition will add significant value for stakeholders of Two Harbors through increased cashflows, operational efficiencies and the ability to participate more fully in the mortgage finance space as opportunities arise.”

In connection with the closing of the acquisition, Matrix paid a preliminary purchase price of $23.6 million, which is equal to RoundPoint’s tangible net book value plus a premium of $10.5 million, less certain purchase price adjustments. This preliminary purchase price will also be subject to additional post-closing adjustments.

Jones Day is serving as legal advisor to Two Harbors.

Cautionary Notice Regarding Forward-Looking Statements

This release may include statements and information that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we intend such forward-looking statements to be covered by the safe harbor provisions therein and are included in this statement for purposes of invoking these safe harbor provisions. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions and future performance. The forward-looking statements made in this release include, but may not be limited to, our estimated incremental pre-tax earnings in 2024, opportunities to expand upon and leverage RoundPoint’s existing platform and other statements about the anticipated benefits of the acquisition.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our public filings with the SEC, which are available on the SEC’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. Except to the extent required by applicable laws and regulations, we undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Two Harbors Investment Corp.

Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights and other financial assets. Two Harbors is headquartered in St. Louis Park, MN.

Additional Information

Stockholders of Two Harbors and other interested persons may find additional information regarding the company at www.twoharborsinvestment.com, at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., 1601 Utica Avenue South, Suite 900, St. Louis Park, MN 55416, telephone (612) 453-4100.

Contact

Margaret Karr, Head of Investor Relations, Two Harbors Investment Corp., 612-453-4080, margaret.karr@twoharborsinvestment.com.